Exhibit 4.4

Execution Version

FOURTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS FOURTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is entered into on May 10, 2017 (the “Signing Date”), by and among:

(1)	Aurora Mobile Limited, an exempted company duly incorporated with limited liability and validly existing under the laws of the Cayman Islands (the “Company”),

(2)	the parties listed on Part I of Exhibit A attached hereto (the “Series A Investors”, and each a “Series A Investor”),

(3)	the parties listed on Part II of Exhibit A attached hereto (the “Founder Parties”, and each a “Founder Party”),

(4)	the parties listed on Part III of Exhibit A attached hereto (the “Major Subsidiaries”, and each a “Major Subsidiary”),

(5)	the party listed on Part IV of Exhibit A attached hereto (the “Angel Investor”),

(6)	the parties listed on Part V of Exhibit A attached hereto (the “Series B Investors”, and each a “Series B Investor”),

(7)	the parties listed on Part VI of Exhibit A attached hereto (the “Series C Investors”),

(8)	the parties listed on Part VII of Exhibit A attached hereto (the “Series D Investors”, and each a “Series D Investor”, together with Series A Investors, Series B Investors and Series C Investors, the “Investors”, and each an “Investor”), and

(9)	HAKIM International Development Co., Limited, an limited company duly incorporated and validly existing under the laws of Hong Kong (“HAKIM”).

Each of the forgoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.	The Company, Founder Parties, the Major Subsidiaries, the Angel Investor and the Series A Investors entered into a Share Purchase Agreement dated November 18, 2014 (the “Series A Share Purchase Agreement”) pursuant to which the Series A Investors purchased from the Company, and the Company sold to the Series A Investors, an aggregate of 1,111,112 series A preferred shares of the Company, par value US$0.001 per share, which has been adjusted into 11,111,120 series A preferred shares with par value of US$0.0001 per share (the “Series A Shares”) pursuant to a share division resolution dated March 1, 2017.

B.	The Company, Founder Parties, the Major Subsidiaries and the Series B Investors entered into a Share Purchase Agreement dated May 13, 2015 (the “Series B Share Purchase Agreement”) pursuant to which the Series B Investors purchased from the Company, and the Company sold to the Series B Investors, an aggregate of 793,651 series B preferred shares of the Company, par value US$0.001 per share, which has been adjusted into 7,936,510 series B preferred shares with par value of US$0.0001 per share (the “Series B Shares”) pursuant to a share division resolution dated March 1, 2017.

Execution Version

C.	The Company, Founder Parties, the Major Subsidiaries, Guohai and Fosun entered into a Share Purchase Agreement dated February 5, 2016 (the “Guohai and Fosun Series C Share Purchase Agreement”) pursuant to which Guohai and Fosun purchased from the Company, and the Company sold to Guohai and Fosun, an aggregate of 235,156 series C preferred shares of the Company, par value US$0.001 per share. The Company, Founder Parties, the Major Subsidiaries and TCL, Mandra and Genesis entered into a Share Purchase Agreement dated October 31, 2016 (the “TCL Series C Share Purchase Agreement”) pursuant to which TCL, Mandra and Genesis purchased from the Company, and the Company sold to TCL, Mandra and Genesis, an aggregate of 253,968 series C preferred shares. Pursuant to a shareholders’ resolution dated March 1, 2017, the total of 489,124 series C preferred shares with par value of US0.001 per share has been adjusted into 4,891,240 series C preferred shares with par value of US$0.0001 per share as a result of share division (the “Series C Shares”), and additional 108,300 Series C Shares have been issued.

D.	Pursuant to the Guohai and Fosun Series C Share Purchase Agreement, the Company, Founder Parties, the Major Subsidiaries, the Angel Investor, the Series A Investors, the Series B Investors, Guohai and Fosun entered into a Second Amended and Restated Shareholders’ Agreement dated February 5, 2016 (the “Second Amended and Restated Shareholders’ Agreement”).

E.	Pursuant to the TCL Series C Share Purchase Agreement, the Company, Founder Parties, the Major Subsidiaries, the Angel Investor, the Series A Investors, the Series B Investors and Series C Investors entered into a Third Amended and Restated Shareholders’ Agreement dated October 31, 2016 (the “Third Amended and Restated Shareholders’ Agreement”)

F.	The Company, Founder Parties, the Major Subsidiaries and Series D Investors entered into a Share Purchase Agreement dated May 10, 2017 (the “Series D Share Purchase Agreement”), pursuant to which Series D Investors purchased from the Company, and the Company sold to Series D Investors an aggregate of 5,559,487 series D preferred shares with par value of US0.0001 per share (the “Series D Shares”).

G.	The Series D Share Purchase Agreement provides that the execution and delivery of this Agreement, which amends and restates the Third Amended and Restated Shareholders’ Agreement in its entirety, shall be a condition precedent to the consummation of the transactions contemplated by the Series D Share Purchase Agreement.

H.	Series A Share Purchase Agreement, Series B Share Purchase Agreement, Guohai and Fosun Series C Share Purchase Agreement and TCL Series C Share Purchase Agreement are collectively referred to as Prior Financing Agreements.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS

Execution Version

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in Exhibit B.

2.	CORPORATE GOVERNANCE

2.1	Board of Directors.

(i)	From and after the Closing Date, the Company shall have a board of directors (the “Board”) consisting of nine (9) directors. The Board shall be constituted as follows:

(a)	As long as Guohai (as defined in Exhibit A) holds at least fifty percent (50%) of the Series C Shares purchased by Guohai as of the Closing, Guohai shall be entitled to appoint one (1) director (the “Guohai Director”);

(b)	As long as Fosun (as defined in Exhibit A) holds at least two thirds (2/3) of the Purchase Shares (as defined in the Series B Share Purchase Agreement) purchased by Fosun, Fosun shall be entitled to appoint one (1) director (the “Fosun Director”), who shall initially be YAO Haibo;

(c)	As long as IDG collectively hold at least five percent (5%) of the outstanding share capital of the Company (on an as-converted and fully diluted basis), IDG shall be entitled to appoint one (1) director, who shall initially be ZHU Jian Huan (the “IDG Director”, together with the Guohai Director and the Fosun Director, the “Investor Directors”);

(d)	As long as the Angel Investor holds at least five percent (5%) of the outstanding share capital of the Company (on an as-converted and fully diluted basis), the Angel Investor shall be entitled to appoint one (1) director (the “Angel Investor Director”), who shall initially be TANG KWOK HIN;

(e)	The Common Shareholders (excluding the Angel Investor) shall be entitled to appoint five (5) directors (the “Common Directors”) of the Board.

(ii)	Any Shareholder or group of Shareholders entitled to designate any individual to be elected as a director of the Board pursuant to this Section 2.1 shall have the right to remove any such director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any director designated pursuant to Section 2.1, the replacement to fill such vacancy shall be designated in the same manner, in accordance with Section 2.1, as the director whose seat was vacated.

(iii)	At each election of the directors of the Board, each Shareholder shall vote at any meeting of members, such number of Shares as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent, as the case may be, with respect to such number of Shares to keep the Board constituted in the manner provided in this Section 2.1 and in addition (a) as may be necessary to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to this Section 2.1 and (b) against any nominees not designated pursuant to this Section 2.1.

Execution Version

2.2	Board Meetings. The Board shall meet at least once every six months. A quorum for a Board meeting shall consist of six (6) directors, including all of the Investor Directors and the Angel Investor Director. The directors shall be entitled to appoint alternates to serve at any board meeting (or the meeting of a committee formed by the Board), and such alternates shall be permitted to attend all Board meetings and vote on the relevant director’s behalf.

2.3	Observer. So long as TCL holds at least fifty percent (50%) of the Series C Shares purchased by TCL as of the Closing, TCL has a right to appoint a representative of TCL as an observer of the Board (the “Observer”). So long as TCL holds at least fifty percent (50%) of the Series C Shares purchased by TCL as of the Closing, TCL shall, upon written notice to the Company, has the sole right to remove its Observer and to reappoint a successor Observer in its absolute discretion. So long as Fidelity holds at least fifty percent (50%) of the Series D Shares purchased by Fidelity as of the Closing, Fidelity has a right to appoint a representative of Fidelity as the Observer. So long as Fidelity holds at least fifty percent (50%) of the Series D Shares (which expression shall be deemed to include Common Shares into which such Series D Shares are converted) purchased by Fidelity as of the Closing, Fidelity shall, upon written notice to the Company, has the sole right to remove its Observer and to reappoint a successor Observer in its absolute discretion.

Any vacancy in the Observer, whether due to death, resignation, removal or some other cause, shall be filled by an appointment by TCL/Fidelity upon written notice to the Company.

The Observer shall be entitled:

(1)	to attend all meetings (whether in person, conference telephone or other communications equipment) of the Board of the Company and, as applicable, any direct or indirect subsidiary or Affiliate of the Company, including all committees thereof (“Meetings”);

(2)	to participate in discussions of all Meetings, in a non-voting observer capacity; and

(3)	to receive all Meetings notice, minutes, agendas, board materials, information, resolutions, proposed actions by written consent, and other communications so distributed, concurrently with and in the same manner as distributed to the Directors or other voting members of the respective board.

Execution Version

2.4	Reimbursement; Indemnity. The Investor Directors, the Angel Investor Director and the Observers shall be entitled to reimbursement from the Company for all expenses related to Board activities. The Company shall indemnify the Investor Directors, the Angel Investor Director and the Observer to the maximum extent permitted by applicable laws, except that the claims against such Director or the Observer are caused by his fraud, gross negligence or willful misconduct. The Company shall, as soon as practicable after the Closing Date, use commercially reasonable efforts to obtain, and thereafter maintain, a directors’ and officers’ liability insurance policy from a financially sound and reputable insurer with coverage limits customary for companies similarly situated to the Company for the Investor Directors, the Angel Investor Director and the Observer. In addition, the Company shall indemnify the Investors to the maximum extent permitted by applicable laws for any claims brought against such Investors (as the case may be) by any third party (including any other shareholder of the Company) as a result of such Investors’ (as the case may be) investment in the Company, but excluding those claims related to Investors’ (as the case may be) fraud, gross negligence or willful misconduct.

2.5	Subsidiary Boards. At the request of the Investors, the number of directors on the board of any Group Company (other than the Company) shall be constituted in the same manner as the Board, and the provisions in this Section 2 shall apply mutatis mutandis to the board of each Group Company. The Parties shall take all steps required to give effect to the first sentence of this Section 2.5.

2.6	Protective Provisions. For so long as any Preferred Share remains issued and outstanding, the Group Companies and the Founder Parties (collectively, the “Covenantors”) shall ensure that each Group Company will not take any of the actions listed in Exhibit C attached hereto unless approved by the holders of a Requisite Percentage of the Preferred Shares, save that with respect to any action that affects the Series D Shares pursuant to clause 3 of Exhibit C, by the holders of a Requisite Percentage of the Series D Shares.

2.7	Maintenance of Group Structure. To the maximum extent permitted by applicable laws, the Covenantors shall maintain the corporate structure of the Group (including without limitation the Company’s control over the Domestic Company) and, the Covenantors shall cause that (i) the shareholding structure of the Domestic Company will not be changed and (ii) the Control Documents (as defined in the Series D Share Purchase Agreement) between the WFOE and the Domestic Company (and its shareholders and the spouses of the shareholders) will not be amended, in each case without the prior consent of the holders of a Requisite Percentage of the Preferred Shares.

2.8	Information and Inspection Rights.

(iv)	Information. Each Group Company shall, and each Covenantor shall cause each Group Company to, deliver, as soon as practicable (but in any event within the timeframe specified below), to each Investor who holds the issued and outstanding Preferred Shares the following documents or reports:

Execution Version

(a)	within twenty (20) days after the end of each month, the monthly operating report for such month;

(b)	within thirty (30) days after the end of each quarter, the unaudited consolidated quarterly financial statements for such quarter;

(c)	within one hundred and twenty (120) days after the end of each fiscal year, the audited consolidated annual financial statements for such fiscal year, audited by an accounting firm acceptable to the Board (including the affirmative votes of all of the Investor Directors and the Angel Investor Director);

(d)	within at least forty-five (45) days prior to the end of each fiscal year, an annual budget approved by each respective board of directors for next fiscal year; and

(e)	copies of all documents or other information sent to any shareholder of any Group Company.

The documents to be delivered pursuant to this Section 2.9 shall be prepared in English and in form reasonably satisfactory to the Investors. All financial statements shall include a balance sheet, income statement and statement of cash flows in accordance with PRC GAAP. All management reports shall include a comparison of financial results with the corresponding quarterly and annual budgets.

(v)	Inspection. Each Covenantor shall cause each Group Company to permit each Investor or any of their duly designated representatives at their own cost, during normal business hours on reasonable prior notice to visit and inspect the relevant Group Company, and to examine the facilities, books of account and records of the Group Company, and to discuss the businesses, operations and conditions of the Group Company with the employees, directors, officers, agents, consultants, accountants, legal counsel and investment bankers of such entities.

3.	PREEMPTIVE RIGHTS

3.1	Preemptive Right. The Company hereby grants to each Shareholder a right (but not an obligation) to purchase up to its pro rata share of any New Shares that the Company may, from time to time after the Closing Date, propose to sell or issue on the same price, terms and conditions as the Company propose to sell or issue to any potential investor, provided that such Shareholder exercising the preemptive right must undertake to the Company and other Shareholders that it purchases the New Shares entirely for its own account, and not as a nominee holder for any third party; provided further that any Shareholder who is a “domestic resident” (as defined in Circular 37) shall exercise the preemptive right hereunder in accordance with all the applicable laws (including without limitation the rules and regulations published by the State Administration of Foreign Exchange of the PRC). For the purposes of Section 3, each Shareholder’s “pro rata share” shall be determined according to the aggregate number of all Shares (calculated on an as converted to Common Shares basis) held by such Shareholder immediately prior to the issuance of the New Shares in relation to the aggregate number of all Shares (calculated on an as converted to Common Shares basis) then outstanding immediately prior to the issuance of the New Shares.

Execution Version

3.2	Procedure.

(i) Issuance Notice. In the event the Company proposes to undertake an issuance of New Shares, it shall give each Shareholder written notice (an “Issuance Notice”) of such intention, describing (i) the type and number of New Shares, (ii) the identity of the prospective subscriber, and (iii) the price and the general terms upon which the Company proposes to issue such New Shares.

(ii) Exercise. Each of the Shareholders shall have thirty (30) days after the receipt of such notice to agree to purchase up to such Shareholder’s respective pro rata share of such New Shares for the price and upon the terms specified in the Issuance Notice by giving written notice (the “Exercising Notice”) to the Company and stating therein the quantity of New Shares to be purchased.

(iii) Over-Allotment. If any Shareholder fails to so notify in written within such thirty (30) day period to purchase its pro rata share of such New Shares, then such unpurchased New Shares (the “Over-Allotment New Shares”) shall be made available to each Shareholder who has elected to purchase all of its pro rata share of the New Shares (the “Purchasing Shareholder”) for over-allotment. The Company shall deliver an over-allotment notice to each Purchasing Shareholder to inform them of the aggregate number of the Over-Allotment New Shares that are available for over-allotment. Each Purchasing Shareholder shall have fifteen (15) days after the receipt of such over-allotment notice to agree to purchase up to all of the Over-Allotment New Shares by giving an Exercising Notice to the Company and stating therein the quantity of Over-Allotment New Shares to be purchased. If the aggregate number of the Over-Allotment Issuance Shares elected to be purchased by all Purchasing Shareholders in response to such over-allotment notice exceeds the aggregate number of the Over-Allotment New Shares that are available for over-allotment, then the Over-Allotment New Shares shall be allocated among Purchasing Shareholders by allocating to each Purchasing Shareholder the lesser of (A) the difference between the number of Over-Allotment New Shares it elects to purchase and the aggregate number of Over-Allotment New Shares that has already been allocated to it, and (B) its over-allotment pro rata share of the Over-Allotment New Shares that have not yet been allocated, which allocation step shall be repeated until all Over-Allotment New Shares are allocated among the Purchasing Shareholders. Each Purchasing Shareholder who has been allocated all the Over-Allotment New Shares that it has elected to purchase shall cease to participate in any subsequent allocation step. For the purposes of determining the allocation of Over-Allotment New Shares that a Purchasing Shareholder will receive in each allocation step, such Purchasing Shareholder’s “over-allotment pro rata share” shall be determined according to the aggregate number of all Shares held by such Purchasing Shareholder on the date of the Issuance Notice in relation to the aggregate number of all Shares held by all Purchasing Shareholders who participate in such allocation step on such date.

Execution Version

(iv) Valuation of Non-Cash Consideration. In the event that the Parties cannot agree on value of the consideration payable in property other than cash, then the value of such property shall be established by an internationally reputable appraiser selected by the applicable Purchasing Shareholders that have elected to purchase a majority of the New Shares to be purchased by the Purchasing Shareholders and agreed by the Company. If such valuation is not completed before the deadline for closing of the issuance of the New Shares to the Purchasing Shareholders, then such deadline shall be extended to the date that is ten (10) days after such valuation is completed.

(v) Apportion. Each Investor may apportion New Shares (including Over-Allotment New Share) that it is entitled to purchase pursuant to its Section 3 among its Affiliates; provided that such Investor notifies the Company in the Exercising Notice.

(v) Closing. If any Shareholder elects to purchase New Shares, then payment for the New Shares to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against allotment of such New Shares to be purchased, at a place and time agreed to by the Company and such Shareholders; provided that the scheduled time for closing shall not be later than thirty (30) days following the expiration of the last period during which any Shareholder may elect to purchase any New Share (including Over-Allotment New Share).

3.3	Sales by the Company. For a period of ninety (90) days following the expiration of the last period during which any Shareholder may exercise its preemptive rights (including right of over-allotment) under this Section 3, the Company may sell any New Shares with respect to which the Shareholders’ preemptive rights under this Section 3 were not exercised, to the purchasers identified in the Issuance Notice and at a price and upon terms not more favorable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not sold such New Shares within such ninety (90) day period, the Company shall not and the other Covenantors shall cause the Company not to thereafter issue or sell any New Shares, without first again offering such securities to the Shareholders in the manner provided in this Section 3.

4.	SHARE TRANSFER RIGHTS AND RESTRICTIONS

4.1	Restrictions on Common Shares Owned by the Founder Parties.

(i)	Transfer Restrictions. At any time prior to the Qualified IPO of the Company, neither Luo Weidong nor KK Mobile Limited shall transfer any Common Shares directly or indirectly owned by them without the prior written consent of the holders of a Requisite Percentage of the Preferred Shares; and the Founder Parties (other than Luo Weidong and KK Mobile Limited) shall not, whether in one transaction or several transactions, transfer in aggregate more than 10% of Common Shares directly or indirectly owned by them as of the Closing without the prior written consent of the holders of a Requisite Percentage of the Preferred Shares, except for the following circumstance of “Permitted Transfers”:

Execution Version

(a)	transfers to key employees under the ESOP approved by the Board of the Company (including the affirmative votes of all of the Investor Directors and the Angel Investor Director); and

(b)	transfers in reorganization event approved by the Board of the Company.

(ii)	Exempted Transfers. Regardless of anything else contained herein, Sections 4.1(i) and 4.2 of this Agreement shall not apply with respect to any transfers to a Founder Party’s spouse, parents or children, or to a trust or trusts for the exclusive benefit of such Founder Party or the spouse, parents or children of such Founder Party for bona fide tax planning, estate planning or similar purposes (collectively, the “Exempted Transfers”); provided that any transferee shall, as a condition to the completion of such transfer, deliver to the other Parties duly executed adherence agreement pursuant to which such transferee shall agree to be bound by the terms of this Agreement as a “Founder Party”; provided further that such Founder Party shall at all times remain liable for any breach of this Agreement by such transferee.

4.2	Right of First Refusal and Right of Co-Sale. Each Preferred Shareholder shall have the right of first refusal and the right of co-sale as set forth on Exhibit D.

4.3	Restrictions on Investors. Unless otherwise stipulated by the applicable laws, the Investors may freely transfer any Shares owned by them together with the attached rights to any third party other than the competitors of the Company and the affiliates of such competitors.

4.4	Prohibited Transfers Void. Any transfer of Shares of the Company not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company.

4.5	Transfer Defined. For the purpose of this Agreement, the term “transfer” shall include any direct or indirect transfer, sale, assignment or pledge, and its verb form and the terms of “transferor” and “transferee” shall have the meaning correlative to the foregoing. In the case that any Common Share is held by its ultimate beneficial owner through one or more level of holding companies, any transfer, repurchase, or new issuance of the shares of such holding companies or similar transactions that have the effect of change the beneficial ownership of such Common Share shall be deemed as an indirect transfer of such Common Shares. The Parties agree that the restrictions on the transfer of the Common Shares contained in this Agreement shall apply to such indirect transfer and shall not be circumvented by means any indirect transfer of the Common Shares.

5.	DRAG-ALONG RIGHTS

5.1	Drag-Along Rights. At any time after the fourth (4th) anniversary of the Closing Date, if the holders of a Requisite Percentage of the Preferred Shares (the “Drag-Along Shareholders”), voting together as a single class on an as converted basis, approve a sale of the Company (the “Approved Sale”) to a third party purchaser (the “Potential Purchaser”) where the valuation of the Company shall be no less than three (3) times of valuation of the Company immediately after the Closing, then each of the other Shareholders (the “Dragged Shareholders”) shall (i) vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Approved Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Approved Sale; (ii) sell, transfer, and/or exchange, as the case may be, all of their Shares in such Approved Sale to such purchaser; (iii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable laws at any time with respect to or in connection with such proposed Approved Sale; and (iv) take all actions reasonably necessary to consummate the proposed Approved Sale. If any Dragged Shareholder does not elect to vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Approved Sale, such Dragged Shareholder shall be obligated to purchase all the Common Shares and/or the Preferred Shares held by the Drag-Along Shareholders under the same terms and conditions as offered by the Potential Purchaser of the Approved Sale. Notwithstanding any provision to the contrary, the share transfer restrictions of Section 4 of this Agreement shall not apply to any transfers made pursuant to this Section 5.

Execution Version

5.2	Representation and Undertaking. Any such sale or disposition by the Dragged Shareholders shall be on the terms and conditions as the proposed Approved Sale by the Potential Purchaser. Such Dragged Shareholders shall be required to make customary and usual representations and warranties in connection with the Approved Sale, including, without limitation, as to their ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by such Persons or entities; and any violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any law or regulation applicable to such Dragged Shareholders or any material contract to which such Dragged Shareholders is a party or by which they are bound and shall indemnify and hold harmless to the full extent permitted by law, the purchasers against all obligations, cost, damages, expenses, losses, judgments, assessments, or other liabilities arising out of, in connection with or related to any breach or alleged breach of any representation or warranty made by, or agreements, understandings or covenants of such Dragged Shareholders as the case may be, under the terms of the agreements relating to such Approved Sale. Each of the Group Companies undertakes to obtain all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any governmental authority or any third party, which are required to be obtained or made by them in connection with the Approved Sale. Each of the Dragged Shareholders undertakes to pay its pro rata share of expenses incurred in connection with such proposed Approved Sale.

5.3	Drag-Along Notice. Prior to making any Approved Sale in which the Drag-Along Shareholders wish to exercise their rights under Section 5, the Drag-Along Shareholders shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than thirty (30) days prior to the proposed closing date of the Approved Sale (the “Approved Sale Date”). The Drag-Along Notice shall set forth: (a) the name and address of the Potential Purchaser; (b) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by the Potential Purchaser; (c) the Approved Sale Date; (d) the number of shares held of record by the Drag-Along Shareholders on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholders; and (e) the number of shares of the Dragged Shareholders to be included in the Approved Sale.

Execution Version

5.4	Transfer Certificate. On the Approved Sale Date, each of the Drag-Along Shareholders and the Dragged Shareholders shall deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its Shares to be included in the Approved Sale, duly endorsed for transfer with signatures guaranteed, to such third party purchasers in the manner and at the address indicated in the Drag-Along Notice.

5.5	Payment. If the Drag-Along Shareholders or the Dragged Shareholders receive the purchase price for their shares or such purchase price is made available to them as part of an Approved Sale and, in either case they fail to deliver certificates evidencing their shares as described in this Section 5, they shall for all purposes be deemed no longer to be a shareholder of the Company (with the register of members of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any shares held by them, shall have no other rights or privileges as a shareholder of the Company. In addition, the Company shall stop any subsequent transfer of any such shares held by such shareholders.

6.	ADDITIONAL AGREEMENTS

6.1	Registration Rights. The Company hereby grants to the Shareholders such registration rights as set forth on Exhibit E.

6.2	Full Time Commitment.

(i)	Each of the Founders undertakes to the Investors that he/she will devote his/her working time and attention exclusively to the business of the Group, and will use his/her best efforts to promote the Group’s interests at least until the first anniversary of a Qualified IPO unless his/her earlier resignation or an alternative arrangement is approved by the Investors. In addition, each of the Founders undertakes that, after the date hereof, he/her will, and will use his best effort to cause each other Key Employee (as defined in the Series D Share Purchase Agreement) to, remain employed by the Group Companies until the first anniversary of a Qualified IPO, unless agreed otherwise by the Board (including the affirmative votes of all of the Investor Directors), and duly execute a non-competition agreement with certain Group Company with non-competition period until the expiry of twelve (12) months after the date he or she ceases to work as an employee of any Group Company.

(ii)	Founder 1 hereby further undertakes to the Investors that he shall not found any Person other than the Group Companies except for passive financial investment in a Person (the “Acceptable Person”) that does not engage in any business in competition with the business carried on by any Group Company, provided that Founder 1 shall not be a member of the board of directors of any Acceptable Person, nor have any management role in any Acceptable Person.

Execution Version

6.3	Non-Competition. Each Founder hereby undertakes to the Investors that commencing from the date of this Agreement until the expiry of twelve (12) months after the date he ceases to own directly or indirectly any Shares or work as an employee of any Group Company (the “Non-competition Period”), he will not, without the prior written consent of all of the Investors, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person:

(i)	during the Non-competition Period, participate, assist, invest in, be concerned with, engaged or interested in, any business or entity in any manner, directly or indirectly, which is in competition with the business carried on by any Group Company;

(ii)	during the Non-competition Period, solicit in any manner any Person who is or has been during the Non-competition Period a customer or client of any Group Company for the purpose of offering to such Person any goods or services similar to or competing with any of the businesses conducted by any Group Company;

(iii)	during the Non-competition Period, solicit or entice away, or endeavour to solicit or entice away, any employee or officer of any Group Company;

(iv)	at any time disclose to any Person, or use for any purpose, any information concerning the business, accounts, finance, transactions or intellectual property rights of any Group Company or any trade secrets or confidential information of or relating to any of the Group Companies; or

(v)	solicit or entice away or attempt to solicit or entice away from any Group Company, any employee, consultant, supplier, customer, client, representative, or agent of such Group Company.

6.4	Tax Matters. The Group Company shall comply with the applicable tax laws and comply with all record-keeping, reporting, and other requirements necessary for a Preferred Shareholder’s compliance with any applicable tax laws. The Group Company shall use their respective commercially reasonable effort to avoid adverse tax status (such as “PRC resident enterprise” for any Group Company organized outside the PRC under the PRC tax laws, or “controlled foreign corporation” or “passive foreign investment company” under the U.S. tax laws). The Company shall also provide each Preferred Shareholder with any information reasonably requested by such Preferred Shareholder to enable such Preferred Shareholder to comply with any applicable U.S. tax laws and to make the appropriate tax determination or election (including the determination of whether the Company is a “controlled foreign corporation” or “passive foreign investment company” under the US tax laws).

Execution Version

6.5	Memorandum and Articles. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of the Memorandum and Articles, the terms of this Agreement shall prevail in all respects as regards the Parties (other than the Company), the Parties (other than the Company) shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Memorandum and Articles, and the Parties hereto (other than the Company) shall exercise all voting and other rights and powers (including to procure any required alteration to the Memorandum and Articles to resolve such conflict or inconsistency) to make the provisions of this Agreement effective.

6.6	Anti-Corruption. Each of the Covenantors covenants that it shall not, and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, administrators, officers, managers, board of directors (supervisory and management) members, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any non-U.S. official, in each case, in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall, and shall cause each of its Subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its Subsidiaries or Affiliates, or any of its or their respective directors, administrators, officers, managers, board of directors (supervisory and management) members, employees, independent contractors, representatives or agents in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall, and shall cause each of its Subsidiaries and Affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law.

6.7	Internal Control System. The Group Companies shall, and the Covenantors shall cause each of the Group Companies to, maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets national standards of good practice and is reasonably satisfactory to the Investor, to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with PRC GAAP, consistently applied, and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (v) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

6.8	Waiver. By execution of this Agreement, each of the applicable Investors hereby irrevocably waives its right or claim against the Covenantors in relation to such Covenantors’ failure to fully comply with any representations, warranties, covenants, obligations, liability, responsibility and incumbency (including but not limited to the post-closing covenants) of the Prior Financing Agreements.

Execution Version

6.9	Qualified IPO. Each of the Covenantors covenants that it shall use reasonable endeavours to ensure a closing of a Qualified IPO on or before 30 June 2018, or such other date as may be agreed between the Lead Investor, the Company and the Covenantors.

7.	TERMINATION

This Agreement and all rights and covenants contained herein, including but not limited to those contained in Sections 2 through 6 (with the exception of the registration rights granted under Sections 6.1, 6.3, and 6.4 which shall survive the closing of a Qualified IPO in accordance with their terms), shall terminate on the closing of a Qualified IPO. If for the purpose of a Qualified IPO and as approved by the holders of a Requisite Percentage of the Preferred Shares, the Group is required or advised by counsels to conduct reorganization, the Investors may elect to waive any or all of its preferred or special rights hereunder, effective as of the completion of such reorganization; provided that, in the event that the Qualified IPO does not occur within twelve (12) months after the completion of such reorganization, the Covenantors shall take all such actions as necessary or desirable to restore all the rights and privileges of the Investors contained herein, including without limitation (i) causing the Company to amend the Memorandum and Articles, (ii) causing the Company to issue to the Investors applicable preferred class and number of Shares of the Company, and (iii) entering into agreements containing substantially the same terms and conditions hereof.

8.	MISCELLANEOUS

8.1	Governing Law. This Agreement shall be governed by and construed under the laws of Hong Kong, without regard to principles of conflict of laws thereunder.

8.2	Dispute Resolution.

(i)	Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including the interpretation, validity, invalidity, breach or termination thereof, shall be settled by arbitration.

(ii)	The arbitration shall be conducted in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the notice of arbitration is submitted in accordance with the said Rules. The number of arbitrators shall be three. The arbitration shall be conducted in the English language.

(iii)	Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such party.

Execution Version

(iv)	The costs of arbitration shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.

(v)	When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

(vi)	The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vii)	Regardless of anything else contained herein, either party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the conclusion of the arbitration.

8.3	Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the addresses specified in the Part VIII of the Exhibit A (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.3).

8.4	Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consents of each of the Investors and the Company; provided that each Investor may without consent of the other Parties assign its rights and obligations to an Affiliate of it or to any third party purchaser in connection with the transfer of Shares held by such Investor to such third party purchaser so long as such transfer is made in accordance with this Agreement.

8.5	Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable laws in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law.

8.6	Waiver and Amendment. Any Party may (a) extend the time for the performance of any of the obligations or other acts of another Party, (b) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered by another Party pursuant hereto or (c) waive compliance with any of the agreements of another Party or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. This Agreement may not be amended or modified except (a) by an instrument in writing signed by the Company, the Common Shareholders holding eighty percent (80%) of the issued and outstanding Common Shares and the holders of a Requisite Percentage of Preferred Shares, or (b) by a waiver in accordance with the immediately preceding sentence.

Execution Version

8.7	Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (a) the defined terms shall have the meanings assigned to them in its definition and include the plural as well as the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (b) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless explicitly stated otherwise, and all references in this Agreement to designated exhibits are to the exhibits attached to this Agreement unless explicitly stated otherwise, (c) the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (d) the word “knowledge” means, with respect to a person’s “knowledge”, the actual knowledge of such person and that knowledge which should have been acquired by it after making due inquiry, (e) the titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement, (f) any reference in this Agreement to any “Party” or any other Person shall be construed so as to include its successors in title, permitted assigns and permitted transferees, (g) any reference in this Agreement to any agreement or instrument is a reference to that agreement or instrument as amended or novated and (h) this Agreement is jointly prepared by the Parties and should not be interpreted against any Party by reason of authorship.

8.8	Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof. Without limiting the generality of the foregoing, this Agreement supersedes, in its entirety, the Third Amended and Restated Shareholders’ Agreement, which shall be null and void and have no force or effect whatsoever as of the date hereof. The Parties hereto that are parties to the Third Amended and Restated Shareholders’ Agreement hereby irrevocably waive any and all rights that they may have against any other party under the Third Amended and Restated Shareholders’ Agreement in exchange for their rights hereunder.

8.9	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

Execution Version

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IN WITNESS WHEREOF, the Parties have duly executed this Shareholders’ Agreement as of the date first above written.

GROUP COMPANIES	AURORA MOBILE LIMITED

By:	/s/ Wang Xiaodao
Name: Wang Xiaodao
Title: Director

UA MOBILE LIMITED

By:	/s/ Wang Xiaodao
Name: Wang Xiaodao
Title: Director

KK MOBILE INVESTMENT LIMITED

By:	/s/ Wang Xiaodao
Name: Wang Xiaodao
Title: Director

SHENZHEN HEXUN HUAGU INFORMATION TECHNOLOGY CO., LTD. (深圳市和讯华谷信息技术有限公司)
Company seal: /s/ SHENZHEN HEXUN HUAGU INFORMATION TECHNOLOGY CO., LTD.

By:	/s/ Wang Xiaodao
Name: Wang Xiaodao
Title: Legal Representative

JPUSH INFORMATION CONSULTATION (SHENZHEN) CO., LTD. (吉浦斯信息咨询（深圳）有限公司)
Company seal: /s/ JPUSH INFORMATION CONSULTATION (SHENZHEN) CO., LTD.

By:	/s/ Wang Xiaodao
Name: Wang Xiaodao
Title: Legal Representative

Siganture Pages of the Fourth Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Shareholders’ Agreement as of the date first above written.

FOUNDER PARTIES	KK MOBILE LIMITED

By:	/s/ LUO Weidong
Name: LUO Weidong
Title: Director

STABLE VIEW LIMITED

By:	/s/ WANG Xiaodao
Name: WANG Xiaodao
Title: Director

FOCUS AXIS LIMITED

By:	/s/ FANG Jiawen
Name: FANG Jiawen
Title: Director

ELITE BRIGHT INTERNATIONAL LIMITED

By:	/s/ CHEN Fei
Name: CHEN Fei
Title: Director

Siganture Pages of the Fourth Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Shareholders’ Agreement as of the date first above written.

FOUNDER PARTIES	LUO WEIDONG (罗伟东)

/s/ LUO WEIDONG

WANG XIAODAO (王小导)

/s/ WANG XIAODAO

FANG JIAWEN (方家文)

/s/ FANG JIAWEN

CHEN FEI (陈菲)

/s/ CHEN FEI

Siganture Pages of the Fourth Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Shareholders’ Agreement as of the date first above written.

ANGEL INVESTOR	MANDRA IBASE LIMITED

By:	/s/ Song Yi Zhang
Name: Song Yi ZHANG
Title: Director

Siganture Pages of the Fourth Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Shareholders’ Agreement as of the date first above written.

IDG	IDG-ACCEL CHINA GROWTH FUND III L.P.

By:	IDG-Accel China Growth Fund III Associates L.P., its General Partner
By:	IDG-Accel China Growth Fund GP III Associates Ltd., its General Partner

By:	/s/ Chi Sing Ho
Name:	Chi Sing Ho
Title:	Authorized Signatory

IDG-ACCEL CHINA III INVESTORS L.P.
By:	IDG-Accel China Growth Fund GP III Associates Ltd., its General Partner

By:	/s/ Chi Sing Ho
Name:	Chi Sing Ho
Title:	Authorized Signatory

Siganture Pages of the Fourth Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Shareholders’ Agreement as of the date first above written.

Guohai	Shenzhen Guohai Chuangxin Investment Management Limited Corporation (深圳国海创新投资管理有限公司)

	By:	/s/ Meng Lang
	Name:	Meng Lang
	Title:	Authorized Signatory

Siganture Pages of the Fourth Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Shareholders’ Agreement as of the date first above written.

Fosun	Greatest Investments Limited

	By:	/s/ Donghui Pan
	Name:	Donghui Pan
	Title:	Authorized Signatory

Siganture Pages of the Fourth Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Shareholders’ Agreement as of the date first above written.

HAKIM	HAKIM International Development Co., Limited

	By:	/s/ Yan Wu
	Name:	Yan Wu
	Title:	Authorized Signatory

Siganture Pages of the Fourth Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Shareholders’ Agreement as of the date first above written.

TCL	T.C.L. INDUSTRIES HOLDINGS (H.K.) LTD

	By:	/s/ Liao Qian
	Name:	Liao Qian
	Title:	Authorized Signatory

Siganture Pages of the Fourth Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Shareholders’ Agreement as of the date first above written.

Genesis	Genesis Ventures Limited

	By:	/s/ OEI Kang Eric
	Name:	OEI Kang Eric
	Title:	Authorized Signatory

Siganture Pages of the Fourth Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Shareholders’ Agreement as of the date first above written.

Fidelity	For and on behalf of: Fidelity Investment Funds Fidelity Funds

	By:	/s/ Leng NG
	Name:	Leng NG
	Title:	Authorized Signatory

Siganture Pages of the Fourth Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Shareholders’ Agreement as of the date first above written.

Fidelity	For and on behalf of Fidelity China Special Situations PLC

	By:	/s/ Christopher Pirnie
	Name:	Christopher Pirnie
	Title:	Authorized Signatory

Siganture Pages of the Fourth Amended and Restated Shareholders’ Agreement

EXHIBIT A

PARTIES

Part I Series A Investors

1.	IDG-ACCEL CHINA GROWTH FUND III L.P.;

2.	IDG-ACCEL CHINA III INVESTORS L.P.;

3.	Elite Bright International Limited;

4.	Mandra iBase Limited; and

5.	Genesis Ventures Limited.

Part II Founder Parties

1.	LUO WEI DONG (罗伟东), a Chinese citizen (residential ID number: ##################) (the “Founder 1”),

2.	WANG XIAO DAO (王小导), a Chinese citizen (residential ID number: ##################) (the “Founder 2”),

3.	FANG JIA WEN (方家文), a Chinese citizen (residential ID number: ##################) (the “Founder 3”),

4.	CHEN FEI (陈菲), a Hong Kong resident (residential ID number: #######(#)) (the “Founder 4”, together with Founder 1, Founder 2 and Founder 3, the “Founders” and each a “Founder”),

5.	KK Mobile Limited, a limited liability company duly established and validly existing under the laws of British Virgin Islands (the “Founder Holdco 1”),

6.	Stable View Limited, a limited liability company duly established and validly existing under the laws of British Virgin Islands (the “Founder Holdco 2”),

7.	Focus Axis Limited, a limited liability company duly established and validly existing under the laws of British Virgin Islands (the “Founder Holdco 3”), and

8.	Elite Bright International Limited, a limited liability company duly established and validly existing under the laws of British Virgin Islands (the “Founder Holdco 4”).

The ownership structure of the Founder Holdco 1 is as follows:

Shareholder	Shareholding Percentage
Luo Weidong	100%

The ownership structure of the Founder Holdco 2 is as follows:

Shareholder	Shareholding Percentage
Wang Xiaodao	100%

The ownership structure of the Founder Holdco 3 is as follows:

Shareholder	Shareholding Percentage
Fang Jiawen	100%

The ownership structure of the Founder Holdco 4 is as follows:

Shareholder	Shareholding Percentage
Chen Fei	100%

Part III Major Subsidiaries

1.	UA MOBILE LIMITED, a limited liability company duly established and validly existing under the laws of British Virgin Islands and a wholly owned subsidiary of the Company (the “BVI Company”),

2.	KK MOBILE INVESTMENT LIMITED, a company duly established and existing under the laws of Hong Kong and a wholly owned subsidiary of the BVI Company (the “HK Company”),

3.	SHENZHEN HEXUN HUAGU INFORMATION TECHNOLOGY CO., LTD. (深圳市和讯华谷信息技术有限公司), a company duly established and existing under the laws of the PRC (the “Domestic Company”), and

4.	JPUSH INFORMATION CONSULTATION (SHENZHEN) CO., LTD. (吉浦斯信息咨询（深圳）有限公司), a wholly foreign owned enterprise duly established and existing under the laws of the PRC (the “WFOE”).

Part IV Angel Investor

1.	Mandra iBase Limited, a limited liability company duly established and validly existing under the laws of British Virgin Islands (the “Angel Investor”).

Part V Series B Investors

1.	Greatest Investments Limited (“Fosun”);

2.	IDG-ACCEL CHINA GROWTH FUND III L.P.;

3.	IDG-ACCEL CHINA III INVESTORS L.P.;

4.	Elite Bright International Limited; and

5.	Mandra iBase Limited.

Part VI Series C Investors

1.	Greatest Investments Limited (“Fosun”);

2.	Shenzhen Guohai Chuangxin Investment Management Limited Corporation(深圳国海创新投资管理有限公司) (“Guohai”);

3.	T.C.L. INDUSTRIES HOLDINGS (H.K.) LTD (“TCL”);

4.	Mandra iBase Limited (“Mandra”);

5.	Genesis Ventures Limited (“Genesis”).

Part VII Series D Investors

1.	Fidelity Invesment Funds;

2.	Fidelity Funds;

3.	Fidelity China Special Situations PLC (collectively, “Fidelity”).

Part VIII Notice Address

For the purpose of the notice provisions contained in this Agreement, the following are the initial addresses of each party:

If to any of the Group Companies and the Founder Parties:

c/o:	SHENZHEN HEXUN HUAGU INFORMATION TECHNOLOGY CO., LTD. (深圳市和讯华谷信息技术有限公司)

Attn:

Fax:

Mobile:

If to Guohai:

Attention:

Address:

Email:

If to IDG:

c/o:	IDG Capital Management (HK) Ltd.

Attention:

Address:

Fax:

With a copy to:

Attention:        Ms. Bin Li

Address:

Fax:

If to Fosun:

c/o:	Greatest Investments Limited

Attention:

Address:

Email:

with a copy to (not constituting notice):

Attention:

Address:

Email:

If to TCL:

c/o:	T.C.L. INDUSTRIES HOLDINGS (H.K.) LTD

Attention:

Address:

Email:

If to Mandra:

c/o:	Mandra iBase Limited

Attention:

Address:

Fax:

Tel:

If to Genesis:

c/o:	Genesis Ventures Limited

Attention:

Address:

Email:

If to Fidelity:

c/o:	FIL Investment Management (Hong Kong) Limited

Attention:

Address:

Email:

EXHIBIT B

DEFINITIONS

“Angel Investor Director”	has the meaning set forth in Section 2.1(i)(d).
“Affiliate”	has the meaning set forth in the Share Purchase Agreement.
“Approved Sale”	has the meaning set forth in Section 5.1.
“Agreement”	has the meaning set forth in the preamble.
“Approved Sale Date”	has the meaning set forth in Section 5.3.
“Board”	has the meaning set forth in Section 2(i).
“BVI Company”	has the meaning set forth in Part III of Exhibit A.
“Circular 37”	means the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment and Financing and Round Trip Investment via Overseas Special Purpose Companies (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》) issued by SAFE on July 4, 2014, and its amendment and interpretation promulgated by SAFE from time to time
“Closing”	has the meaning set forth in the Series D Share Purchase Agreement.
“Closing Date”	has the meaning set forth in the Series D Share Purchase Agreement.
“Guohai Closing Date”	has the meaning of April 1, 2016.
“Common Director”	has the meaning set forth in Section 2.1(i)(e).
“Common Shares”	means the Company’s common shares, par value US$0.0001 per share.
“Common Shareholders”	means the holders of the Common Shares.
“Company”	has the meaning set forth in the preamble.
“Co-Sale Shareholder”	has the meaning set forth in Section 2.1 of Exhibit D.
“Covenantors”	has the meaning set forth in Section 2.6.
“Domestic Company”	has the meaning set forth in Part III of Exhibit A.
“Drag-Along Notice”	has the meaning set forth in Section 5.3.
“Drag-Along Shareholder”	has the meaning set forth in Section 5.1.
“Dragged Shareholder”	has the meaning set forth in Section 5.1.
“ESOP”	means Company’s share option plan or other equity incentive plan, in any case that is approved by the Board (including the affirmative votes of all of the Investor Directors).
“Exempted Transfers”	has the meaning set forth in Section 4.1(ii).
“Exercising Notice”	has meaning set forth in Section 3.2(ii).
“FCPA”	means the Foreign Corrupt Practices Act, as amended, supplemented and otherwise modified from time to time.
“Fidelity”	has the meaning set forth in Part VII of Exhibit A
“Fosun”	has the meaning set forth in Part V of Exhibit A.
“Fosun Director”	has the meaning set forth in Section 2.1(i)(b).
“Founders”	has the meaning set forth in Part II of Exhibit A.
“Founder Holdco 1”	has the meaning set forth in Part II of Exhibit A.
“Founder Holdco 2”	has the meaning set forth in Part II of Exhibit A.
“Founder Holdco 3”	has the meaning set forth in Part II of Exhibit A.
“Founder Holdco 4”	has the meaning set forth in Part II of Exhibit A.

“Founder Parties”	has the meaning set forth in the preamble.
“Genesis”	has the meaning set forth in Part VI of Exhibit A.
“Guohai”	has the meaning set forth in Part VI of Exhibit A.
“Guohai and Fosun Series C Share Purchase Agreement”	has the meaning set forth in the recitals.
“Guohai Director”	has the meaning set forth in Section 2.1(i)(a).
“Group Company”	means each of the Company and its subsidiaries (including the Major Subsidiaries), and “Group” refers to all of Group Companies collectively.
“HAKIM”	has the meaning set forth in the preamble.
“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC.
“HK Company”	has the meaning set forth in Part III of Exhibit A.
“IDG”	means, collectively, IDG-ACCEL CHINA GROWTH FUND III L.P. and IDG-ACCEL CHINA III INVESTORS L.P..
“IDG Director”	has the meaning set forth in Section 2.1(i)(c).
“IFRS”	means International Financial Reporting Standards, as amended from time to time.
“Investors”	has the meaning set forth in the preamble.
“Investor Directors”	has the meaning set forth in Section 2.1(i)(c).
“Issuance Notice”	has the meaning set forth in Section 3.2.
“Lead Investor”	means one and only one lead investor of future series financing as defined in such shares purchase agreement.
“Major Subsidiary”	has the meaning set forth in the preamble.
“Memorandum and Articles”	means the Company’s Memorandum and Articles of Association, as may be amended and/or restated from time to time.
“New Shares”

means any equity securities of the Company issued after the date hereof, except for:

(i) Common Shares, or any option to acquire any Common Shares, issued to employees, officers, consultants or directors of the Company pursuant to the ESOP and as approved by the Board (including the affirmative votes of all of the Investor Directors and the Angel Investor Director), provided the number of such Common Shares shall not be more than 10% of the Company’s share capital (calculated on a fully diluted basis);

(ii) Common Shares issued upon conversion of the Preferred Shares;

(iii) share dividend paid to all Shareholders (including the Preferred Shareholders) in proportion to their shareholding percentage;

(iv) equity securities of the Company issued in connection with any share split, share dividend, combination, or similar transaction of the Company that does not change the relative shareholding percentage of the Shareholders;

(v) shares of the Company issued in the Qualified IPO of the Company;

(vi) Preferred Shares to be issued pursuant to the Series D Share Purchase Agreement;

(vii) equity securities of the Company issued upon the exercise or conversion of any option issued prior to the issuance date of the Series D Shares;

(viii) equity securities issued pursuant to the transactions with strategic partners as approved by the Board (including the affirmative votes of all of the Investor Directors and the Angel Investor Director) and the holders of a Requisite Percentage of the Series D Shares; or

(ix) equity securities issued for the purpose of obtaining financing or financial leasing by financial institutions as approved by the Board (including the affirmative votes of all of the Investor Directors and the Angel Investor Director) and the holders of a Requisite Percentage of the Series D Shares.

“Non-competition Period”	has the meaning set forth in Section 6.4.

“Observer”	has the meaning set forth in Section 2.3.
“Offered Shares”	has the meaning set forth in Section 1.1 of Exhibit D.
“Over-Allotment New Shares”	has meaning set forth in Section 3.2(iii).
“Party”	has the meaning set forth in the preamble.
“Permitted Transfer”	has the meaning set forth in Section 4.1(i).
“Person”	shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, a legal person, an unincorporated organization and a governmental authority.
“Potential Purchaser”	has the meaning set forth in Section 5.1.
“PRC”	means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.
“Preferred Shares”	means the Company’s Series A Shares and/or Series B Shares and/or Series C Shares and/or Series D Shares.
“Preferred Shareholder”	means the holders of the Preferred Shares.
“Prospective Purchaser”	has the meaning set forth in Section 1.1 of Exhibit D.
“Purchasing Shareholder”	has meaning set forth in Section 3.2(iii).
“Qualified IPO”	has the meaning set forth in the Memorandum and Articles.
“Requisite Percentage”	means sixty percent (60%)
“Right of Co-Sale”	has the meaning set forth in Section 2.1 of Exhibit D.

“Right of First Refusal”	has the meaning set forth in Section 1.2(i) of Exhibit D.
“ROFR Option Period”	has the meaning set forth in Section 1.2(i) of Exhibit D.
“Series A Investors”	has the meaning set forth in the preamble.
“Series A Shares”	has the meaning set forth in the recitals.
“Series A Share Purchase Agreement”	has the meaning set forth in the recitals.
“Series B Investors”	has the meaning set forth in the preamble.
“Series B Shares”	has the meaning set forth in the recitals.
“Series B Share Purchase Agreement”	has the meaning set forth in the recitals.
“Series C Investors”	has the meaning set forth in the preamble.
“Series C Shares”	has the meaning set forth in the recitals.
“Series D Investors”	has the meaning set forth in the preamble.
“Series D Share Purchase Agreement”	has the meaning set forth in the recitals.
“Series D Shares”	has the meaning set forth in the recitals.
“Shares”	means the Common Shares and/or the Preferred Shares.
“Shareholders”	means the holder of the Shares.
“Signing Date”	has the meaning set forth in the preamble.
“TCL”	has the meaning set forth in Part VI of Exhibit A.
“TCL Series C Share Purchase Agreement”	has the meaning set forth in the recitals.
“Transfer Notice”	has the meaning set forth in Section 1.1 of Exhibit D.
“Transferor”	has the meaning set forth in Section 1.1 of Exhibit D.
“U.S.”	means the United States of America.
“US$”	means the lawful currency of the United States of America.
“WFOE”	has the meaning set forth in Part III of Exhibit A.

EXHIBIT C

PROTECTIVE PROVISIONS

1.	Amendment or change of, or addition of such provision as to the rights, obligations, preferences, privileges or powers of, or the restrictions provided for the benefit of the Preferred Shares or dilute the equity interests owned by the Preferred Shareholders in the Company;

2.	Action to authorize, create or issue shares of any class or series of any Group Company whether the shares having preferences superior to or on a parity with the Preferred Shares or not;

3.	In respect of Series D Shares, action to authorize, create or issue shares of any class or series of any Group Company at a price lower than the original purchase price paid for the Series D Shares pursuant to the Series D Share Purchase Agreement;

4.	Reclassification of any outstanding security having rights, preferences or privileges senior to or on parity with the Preferred Shares;

5.	Material amendment or change of the Memorandum and Articles of the Company;

6.	Issuance or sale of any new equity or debt securities or warrant, option or other right to purchase any equity or debt security of any Group Company, in a single transaction or a series related transactions, with the exception of any shares issued pursuant to the ESOP or upon conversion of Preferred Shares;

7.	Redemption or repurchase or cancellation of any equity securities of any Group Company;

8.	Liquidation, dissolution or winding-up of any Group Company;

9.	Action that results in any merger, consolidation, or other corporate reorganization, or any transaction or series of transactions in which in excess of fifty percent (50%) of any Group Company’s voting power is transferred or in which all or substantially all of the assets of any Group Company are sold, or all or substantially all of the intellectual properties are licensed;

10.	Declaration or payment of any dividend on any Share of the Company or equity securities of any other Group Company;

11.	Execution of the transactions involving an amount in excess of US$300,000, including but not limited to any indebtedness, guarantee for indebtedness, providing loan to any third party, monthly expense outside the annual budget, purchase, mortgage, lease, transfer or disposal of business or assets, transfer of management right, grant of intellectual property right, extension by any Group Company of any loan or guarantee for indebtedness, or other transactions in similar nature (except for those transactions existing as of the date hereof), either in a transaction or series related transactions;

12.	Establishment of any joint venture or partnership other than any strategic alliance not involving any equity or equity-related investment;

13.	Action that results in the increase or decrease of the authorized size of the board of director of the Company, or changes the manner in which the Directors are appointed;

14.	Action that results in the material change of the accounting and financial policies of any Group Company; or any action that results in appointment or change of auditors of any Group Company;

15.	Material change to the business plan, annual budget or annual final accounts of any Group Company, cease to conduct or carry on any Group Company’s business substantially as currently conducted by any Group Company, or change of any material part of the Company’s business;

16.	Related party transaction or a series of related party transactions involving both any Group Company on the one hand, and any shareholder, director, officer or employee of any Group Company, or any Affiliate of a shareholder or any of its officers, directors, or shareholders other than those transactions approved by the budget or in the ordinary course of business of the Company;

17.	Appointment or replacement of the Chief Executive Officer, Chief Operation Officer, Chief Financial Officer, or Chief Technology Officer (if applicable) of the Group or the equivalent positions of the foregoing;

18.	Effectuation of any of the foregoing, as applicable, with respect to any direct or indirect subsidiary or Affiliate; or

19.	Agreement or commitment to do any of the foregoing.

EXHIBIT D

TERMS OF THE RIGHT OF FIRST REFUSAL AND RIGHT OF CO-SALE

All reference in this Exhibit to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Exhibit, unless explicitly stated otherwise.

1.	RIGHTS OF FIRST REFUSAL.

1.1	Transfer Notice. If any holder of Common Shares (other than the Common Shares converted from Preferred Shares or the Common Shares held by the Angel Investor) (a “Transferor”) proposes to transfer, directly or indirectly, all or any portion of Common Shares to one or more third party purchasers (the “Prospective Purchaser”), then the Transferor shall give the Company, each Preferred Shareholders (each of such Preferred Shareholders a “Non-Selling Shareholder”, and collectively, the “Non-Selling Shareholders”) a written notice of the Transferor’s intention to make the transfer (the “Transfer Notice”), which shall include (a) a description of the Common Shares to be transferred (the “Offered Shares”), (b) the identity of the Prospective Purchaser(s) and (c) the consideration and the material terms and conditions upon which the proposed transfer is to be made. The Transfer Notice shall certify that the Transferor has received a definitive offer from the Prospective Purchaser on the terms set forth in the Transfer Notice.

1.2	Right of First Refusal.

(i)	Each Non-Selling Shareholder shall have an option (the “Right of First Refusal”) for a period of fifteen (15) days following receipt of the Transfer Notice (the “ROFR Option Period”) to elect to purchase all or any portion of its respective pro rata share of the Offered Shares set out in Transfer Notice at the same price and subject to the same material terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before expiration of the ROFR Option Period as to the number of such Offered Shares that it wishes to purchase. For the purposes of the Right of First Refusal hereunder, each Non-Selling Shareholder’s “pro rata share” shall be determined according to the aggregate number of all Common Shares as is (excluding all of the Common Shares held by the Founder Parties) and all Common Shares convertible from the Preferred Shares (if any) held by such Non-Selling Shareholder on the date of the Transfer Notice in relation to the aggregate number of all Common Shares as is (excluding all of the Common Shares held by the Founder Parties) and all Common Shares convertible from the Preferred Shares (if any) held by all Non-Selling Shareholders on such date.

(ii)	If any such Non-Selling Shareholder fails to exercise its right to purchase its full pro rata share of the available Offered Shares, the Transferor shall deliver a written re-allotment notice within five (5) days after the expiration of the ROFR Option Period to the Company and each Non-Selling Shareholder that elected to purchase its entire pro rata share of the Offered Shares. Each such Non-Selling Shareholder shall have a right of re-allotment, and may exercise an additional right to purchase such unpurchased Offered Shares by notifying the Transferor and the Company in writing within ten (10) days after receipt of such re-allotment notice; provided, however, that if such Non-Selling Shareholders that elect to purchase unpurchased Offered Shares desire to purchase in aggregate more than the number of such unpurchased Offered Shares, then such unpurchased Offered Shares will be allocated to the extent necessary among such Non-Selling Shareholders in accordance with their relative total number of Common Shares as is (excluding all of the Common Shares held by the Founder Parties) and Common Shares convertible from the Preferred Shares (if any) held by each of them on such date.

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(iii)	Each Non-Selling Shareholder shall be entitled to apportion Offered Shares to be purchased among its Affiliates, provided that such Non-Selling Shareholder notifies the Company and the Transferor in writing.

1.3	Procedure. If any Non-Selling Shareholder gives the Transferor notice that it desires to purchase Offered Shares, and, as the case may be, its re-allotment, then payment for the Offered Shares to be purchased shall be by wire transfer in immediately available funds of the appropriate currency, against allotment of such Offered Shares to be purchased, at a place agreed to by the Transferor and all the participating Non-Selling Shareholders and at the time of the scheduled closing therefor, no later than sixty (60) days after the Company’s and the participating Non-Selling Shareholder’s receipt of the Transfer Notice. If the Transferor and the participating Non-Selling Shareholders cannot agree on the value of the purchase price payable in property other than cash, then the value of such property shall be established by an appraiser of internationally recognized standing jointly selected by the Transferor and the Non-Selling Shareholders that have elected to purchase a majority of the Offered Shares, and if such valuation is not completed within the aforementioned sixty-day period, then the closing of the purchase of Offered Shares by the Non-Selling Shareholders shall be held on or prior to the ten (10) days after such valuation is completed.

2.	RIGHT OF CO-SALE

2.1	Right of Co-Sale. To the extent the Non-Selling Shareholders do not exercise their Rights of First Refusal as to all of the Offered Shares proposed to be sold by the Transferor to the Prospective Purchaser, each Non-Selling Shareholder that elects not to purchase all or any portion of its respective pro rata share of the Offered Shares shall have the right (the “Right of Co-Sale”) to participate in such sale to sell to the Prospective Purchaser its pro-rata share of the remaining Offered Shares not purchased pursuant to the Right of First Refusal, on the same terms and conditions as specified in the Transfer Notice as offered to the Transferor by notifying the Transferor in writing within the ROFR Option Period (such participating Non-Selling Shareholder a “Co-Sale Shareholder”). Such Co-Sale Shareholder’s notice to the Transferor shall indicate the number of Shares the Co-Sale Shareholder wishes to sell under its Right of Co-Sale. To the extent one or more Non-Selling Shareholders exercise Right of Co-Sale, the number of Common Shares of the Company that the Transferor may sell in the proposed transfer shall be correspondingly reduced proportionally. For the purposes of the Right of Co-Sale hereunder, each Co-Sale Shareholder’s “pro rata share” shall be determined according to the aggregate number of all Common Shares as is (excluding all of the Common Shares held by the Founder Parties) and all Common Shares convertible from the Preferred Shares held by such Co-Sale Shareholders (if any) on the date of the Transfer Notice in relation to the aggregate number of all Shares (calculated on an as converted to Common Shares basis) held by the Transferor and all Shares (calculated on an as converted to Common Shares basis but excluding all of the Common Shares as is held by the Founder Parties) held by all the Co-Sale Shareholders on such date.

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2.2	Procedure. The sale of the Shares to the Prospective Purchaser by the Co-Sale Shareholders shall be consummated simultaneously with the sale by the Transferor. To the extent that any Prospective Purchaser prohibits the exercise of a Co-Sale Shareholder’s Right of Co-Sale hereunder, the Transferor shall not sell to such Prospective Purchaser any Shares unless and until, simultaneously with such sale, the Transferor shall purchase from such Co-Sale Shareholder such Shares that such Co-Sale Shareholder would otherwise be entitled to sell to the Prospective Purchaser pursuant to its Right of Co-Sale. Each of the Founder Parties agrees and undertakes to those Shareholders, who are entitled to exercise the Right of Co-Sale under this Section 2, that if such Founder Party is the Transferor under this Section, it will strictly follow and comply with the provisions under this Section, otherwise such Founder Party shall not sell to such Prospective Purchaser any Shares. Each of the Founders also agrees and undertakes to those Shareholders, who are entitled to exercise the Right of Co-Sale under this Section 2, that he would use his best efforts to procure the respective Founder Party to comply with this Section 2.

2.3	Put Option. In the event the Transferor should sell any Offered Shares in contravention of a Co-Sale Shareholder’s Right of Co-Sale hereunder (a “Prohibited Transfer”), such Co-Sale Shareholder, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Transferor shall be bound by the applicable provisions of such option.

2.4	In the event of a Prohibited Transfer, each of

(i)	the Co-Sale Shareholders shall have the right to sell to the Transferor the type and number of equity securities equal to the number of equity securities such Co-Sale Shareholder would have been entitled to transfer to the Prospective Purchaser under this Section 2 had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions.

(ii)	The price per share at which the Shares are to be sold to the Transferor shall be equal to the price per share that would have been paid by the Prospective Purchaser to the Co-Sale Shareholders and the Transferor in the Prohibited Transfer. The Transferor shall also reimburse each Co-Sale Shareholders for any and all reasonable fees and expense, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Co-Sale Shareholder’s rights under this Section 2.

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(iii)	Within ninety (90) days after the later of the dates on which any Co-Sale Shareholder (x) received notice of the Prohibited Transfer or (y) otherwise becomes aware of the Prohibited Transfer, such Co-Sale Shareholder shall, if exercising the option created hereby, deliver to the Transferor an instrument of transfer and either the certificate or certificates representing shares to be sold under this Section 2 by such Co-Sale Shareholder, each certificate to be properly endorsed for transfer, or an affidavit of lost certificate. The Transferor shall, upon receipt of the foregoing, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, in cash by wire transfer of immediately available funds or by other means acceptable to such Co-Sale Shareholder. The Company shall concurrently therewith record such transfer on its books and update its register of members and will promptly thereafter and in any event within five (5) days reissue certificates, as applicable, to the Transferor and the Investors reflecting the new securities held by them giving effect to such transfer.

3.	NON-EXERCISE OF RIGHTS.

3.1	Transfer of Remaining Offered Shares. To the extent that the Non-Selling Shareholders have not exercised their Right of First Refusal hereunder to purchase all Offered Shares, subject to the right of the Non-Selling Shareholders to exercise their Co-Sale Right hereunder, the Transferor shall have a period of sixty (60) days from the expiration of the Right of First Refusal and Right of Co-Sale in which to sell the remaining Offered Shares to the Prospective Purchaser upon terms and conditions (including the purchase price) no more favorable to the Prospective Purchaser than those specified in the Transfer Notice. The Parties agree that the Prospective Purchaser, prior to and as a condition to the consummation of any sale, shall execute and deliver to the Parties instruments assuming the obligations of such Transferor under this Agreement with respect to the Offered Shares, and the transfer shall not be effective and shall not be recognized by any Party until such instruments are so executed and delivered.

3.2	Re-invocation of Rights. In the event the Transferor does not consummate the transfer of any Offered Shares within such sixty (60) day period, the Right of First Refusal and Right of Co-Sale shall be re-invoked and shall be applicable to any subsequent disposition of such Offered Shares by the Transferor until such rights lapse in accordance with the terms hereof.

3.3	Subsequent Transfer. The exercise or non-exercise of the Right of First Refusal and Right of Co-Sale in respect of a particular proposed transfer shall not adversely affect their the Right of First Refusal and Right of Co-Sale of subsequent proposed transfer.

4.	GENERAL

4.1	Valuation of Non-Cash Consideration. In the event that the Parties cannot agree on value of the consideration payable in property other than cash, then the value of such property shall be established by an internationally reputable appraiser selected by the applicable Non-Selling Shareholders that have elected to purchase a majority of the Offered Shares to be purchased by the Non-Selling Shareholders. If such valuation is not completed before the deadline for closing of the sale of the Offered Shares to the Non-Selling Shareholders, then such deadline shall be extended to the date that is ten (10) days after such valuation is completed.

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4.2	Apportion. Each Non-Selling Shareholder may apportion Offered Shares that it is entitled to purchase pursuant to its Right of First Refusal among its Affiliates; provided that such Non-Selling Shareholder notifies the Transferor and the Company in writing.

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EXHIBIT E

TERMS OF THE REGISTRATION RIGHTS

All reference in this Exhibit to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Exhibit, unless explicitly stated otherwise.

1. Definitions. The following terms used herein shall have the meanings ascribed to the below:

1.1	“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.

1.2	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

1.3	“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

1.4	“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

1.5	“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their transferees that become parties to this Agreement from time to time.

1.6	“Initiating Holders” means, with respect to a request duly made under Section 2.1 or 2.2 hereof to Register any Registrable Securities, the Holders initiating such request.

1.7	“IPO” means the first firm underwritten registered public offering by the Company of its Common Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another governmental authority for a public offering in a jurisdiction other than the United States.

1.8	“Registrable Securities” means (i) the Common Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Common Shares owned or hereafter acquired by any Preferred Shareholder, and (iii) any Common Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) and (ii) herein.

1.9	“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

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1.10	“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States.

1.11	“Securities Act” means the United States Securities Act of 1933, as amended.

1.12	“Violation” has the meaning set forth in Section 5.1(i) hereof.

1.13	Except where the context requires otherwise, capitalized terms used herein without definition shall have the meanings set forth in the Exhibit B of this Agreement.

2. Demand Registration.

2.1	Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) January 1, 2020 or (ii) the date that is twelve (12) months after the closing of the IPO, Holder(s) holding at least 50% or more of the issued and outstanding Preferred Shares (or Common Shares issued upon the conversion of the Preferred Shares) or the Angel Investor may request in writing that the Company effect a Registration for at least 20% of their Registrable Securities (or any lesser percentage if the anticipated gross receipts from the offering exceed US$5,000,000) on any internationally recognized exchange that is reasonably acceptable to such requesting Holder(s). Upon receipt of such a request, the Company shall (x) within two (2) days of the receipt of such written request give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the receipt of such written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall not be obligated to effect more than two (2) Registrations pursuant to Section 2.1 hereof that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 hereof is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 hereof.

2.2	Registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction within sixty (60) days of the receipt of such request. The Holders shall be entitled to an unlimited number of registrations on Form F-3 or Form S-3 so long as such registration offerings are in excess of US$500,000; provided that, the Company shall be obligated to effect no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to Section 2.2 hereof; provided further that, if the sale of all of the Registrable Securities sought to be included pursuant to Section 2.2 hereof is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.2 hereof.

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2.3	Right of Deferral.

(i)	The Company shall not be obligated to Register or qualify Registrable Securities pursuant to Section 2 of this Exhibit:

(a)	if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or 2.2 hereof, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Common Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration subject to Section 3 hereof (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan);

(b)	during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Common Shares of the Company; provided, that the Holders are entitled to join such Registration subject to Section 3 hereof (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan); or

(c)	in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction.

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(ii)	If, after receiving a request from Holders pursuant to Section 2.1 or 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right and/or the deferral right contained in this clause (ii) for more than ninety (90) days on any one occasion (except for Registration on Form F-3 or Form S-3, which shall be sixty (60) days) or for more than once during any twelve (12) month period; provided, further, that the Company may not Register any other of its securities during such period (except for Registrations contemplated by Section 3.4 of this Exhibit).

2.4	Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or 2.2 hereof, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as part of the request, and the Company shall include such information in the written notice to the other Holders described in Sections 2.1 and 2.2 hereof. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder, taken together) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or 2.2 hereof, the underwriters may (i) in the event the offering is the Company’s IPO, exclude from the underwritten offering all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company), or (ii) otherwise exclude up to 75% of the Registrable Securities requested to be Registered but only after first excluding all other equity securities from the Registration and underwritten offering and so long as the number of Registrable Securities to be included in the Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

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3. Piggyback Registrations.

3.1	Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its equity securities, or for the account of any holder (other than a Holder) of equity securities any of such holder’s equity securities, in connection with the public offering of such securities (except as set forth in Section 3.4 hereof), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein. The Holders shall be entitled to an unlimited number of Registrations pursuant to this Section 3.1. For avoidance of any doubt, without prior consent of the Holder(s) holding at least 50% or more of the issued and outstanding Preferred Shares (or Common Shares issued upon the conversion of the Preferred Shares), any holder of equity securities of the Company shall not be entitled to any Piggyback Registration Right more favorable to the Preferred Shareholders.

3.2	Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 hereof prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3 hereof.

3.3	Underwriting Requirements.

(i)	In connection with any offering involving an underwriting of the Company’s equity securities, the Company shall not be required to Register the Registrable Securities of a Holder under Section 3 hereof unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to Section 3 hereof in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may (i) in the event the offering is the Company’s IPO, exclude all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company and no securities of other selling shareholders are included), or (ii) otherwise exclude up to seventy five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other equity securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the number of Registrable Securities to be included in such Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

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(ii)	If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or 2.2 hereof if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless such withdrawal is due to an action or inaction of the Company or an event outside of the reasonable control of such Holders.

3.4	Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under Section 3 hereof in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a company share plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable).

4. Registration Procedures.

4.1	Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)	Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred twenty (120) days or, if earlier, until the distribution thereunder has been completed; provided, however, that (a) such one hundred twenty (120) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration, and (b) in the case of any Registration of Registrable Securities on Form F-3 or Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable rules promulgated by the Securities and Exchange Commission, such one hundred twenty (120) day period shall be extended, if necessary, to keep the Registration Statement or such comparable form, as the case may be, effective until all such Registrable Securities are sold;

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(ii)	Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of applicable securities laws with respect to the disposition of all securities covered by the Registration Statement;

(iii)	Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by applicable securities laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)	Use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v)	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi)	Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under applicable securities laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

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(vii)	Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii)	Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix)	Not, without the prior consent of the holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Securities Act;

(x)	Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi)	Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with an IPO, the primary exchange on which the Company’s securities will be traded.

4.2	Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

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4.3	Expenses of Registration. All expenses, other than the underwriting discounts, selling commissions or separate legal fee applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of a majority-in-interest of the Holders requesting such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration). In addition, the Company shall not be required to pay for expense for any special audit conducted for the purpose of such Registration in excess of US$25,000 (in which case, all participating Holders shall bear such excess special audit expense pro rata based upon the number of Registrable Securities to be Registered in such Registration).

5. Registration-Related Indemnification.

5.1 Company	Indemnity.

(i)	To the maximum extent permitted by law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of applicable securities laws, or any rule or regulation promulgated under applicable securities laws. The Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

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(ii)	The indemnity agreement contained in Section 5.1 hereof shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished in a certificate expressly for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter. Further, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or other aforementioned person, or any person controlling such Holder, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

5.2 Holder	Indemnity.

(i)	To the maximum extent permitted by law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under applicable securities laws, or any rule or regulation promulgated under applicable securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder in a certificate expressly for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to Section 5.2 hereof, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under Section 5.2 hereof shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

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(ii)	The indemnity contained in Section 5.2 hereof shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3	Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or 5.2 hereof of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or 5.2 hereof, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under Section 5 hereof, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 of this Exhibit.

5.4	Contribution. If any indemnification provided for in Section 5.1 or 5.2 hereof is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder’s liability under Section 5.4 hereof, when combined with such Holder’s liability under Section 5.2 hereof, shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

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5.5	Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6	Survival. The obligations of the Company and Holders under Section 5 hereof shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

6. Additional Registration-Related Undertakings.

6.1	Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any applicable securities laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i)	make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under applicable securities laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)	file with the Commission in a timely manner all reports and other documents required of the Company under all applicable securities laws; and

(iii)	at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all applicable securities laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities laws of any jurisdiction where the Company’s Securities are listed).

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6.2	Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of holders of the Requisite Percentage of the then outstanding Registrable Securities held by all Holders, enter into any agreement with any holder or prospective holder of any equity securities of the Company that would allow such holder or prospective holder (i) to include such equity securities in any Registration filed under Section 2 or 3 hereof, unless under the terms of such agreement such holder or prospective holder may include such equity securities in any such Registration only to the extent that the inclusion of such equity securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their equity securities, or (iii) cause the Company to include such equity securities in any Registration filed under Section 2 or 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3	“Market Stand-Off” Agreement. Each Shareholder agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any equity securities of the Company (other than those included in such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of equity securities of the Company or such other securities, in cash or otherwise; provided, that (x) all directors, officers and all other holders of at least 1% of the outstanding share capital of the Company must be bound by restrictions at least as restrictive as those applicable to any such holder pursuant to Section 6.3 hereof, (y) Section 6.3 hereof shall not apply to the extent that any other members subject to substantially similar restrictions are released, and (z) the lockup agreements shall permit such holders to transfer their Registrable Securities to their respective Affiliates so long as the transferees enters into the same lockup agreement. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of Section 6.3 hereof and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

6.4	Termination of Registration Rights. The registration rights set forth in Sections 2 and 3 hereof above shall terminate on the earlier of (i) the date that is five (5) years after the date of closing of an IPO and (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

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6.5	Exercise of Preferred Shares. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to register Registrable Securities which, have not been exercised, converted or exchanged, as applicable, for Common Shares.

7.	Jurisdiction. The terms of this Exhibit are drafted primarily in contemplation of an offering of securities in the United States of America. The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American depositary receipts or American depositary shares. Accordingly:

(i)	It is their intention that, whenever this Exhibit or any other provision of this Agreement refers to a law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, such references to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question; and

(ii)	It is agreed that the Company will not undertake any listing of American depositary receipts, American depositary shares or any other security derivative of the Company’s Common Shares unless arrangements have been made reasonably satisfactory to a majority-in-interest of the Shareholders to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Shareholders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Common Shares in lieu of such derivative securities.

8.	Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Exhibit may be assigned (but only with all related obligations) by (i) a Holder that is a partnership, to any partner, retired partner or affiliated fund of such Holder, (ii) a Holder that is a limited liability company, to any member or former member of such Holder, (iii) a Holder who is an individual, to such Holder’s family member or trust for the benefit of such Holder or such Holder’s family member, (iv) a Holder that is a corporation to its shareholders in accordance with their interests in the corporation, (v) a Holder that is to transfer all the equity securities it holds in the Company, or (vi) to any other Person acquiring at least 100,000 shares ( as appropriately adjusted for any share split, dividend, combination or other recapitalization or like transactions) of Registrable Securities; provided (in all cases) (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignments shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

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